UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2010, AmeriCredit Corp., a Texas corporation (“AmeriCredit”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Motors Holdings LLC (“GM Holdings”), a Delaware limited liability company and a wholly owned subsidiary of General Motors Company (“GM”), and Goalie Texas Holdco Inc. (“Merger Sub”), a Texas corporation and a direct wholly owned subsidiary of GM Holdings. Under the terms of the Merger Agreement, Merger Sub will be merged with and into AmeriCredit, with AmeriCredit continuing as the surviving corporation and a direct wholly owned subsidiary of GM Holdings (the “Merger”).

Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by holders of at least two-thirds of the outstanding shares of AmeriCredit’s common stock, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of certain other required regulatory approvals and certain other closing conditions. The parties expect to close the transaction in the fourth quarter of 2010.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger:

•

each outstanding share of common stock of AmeriCredit will be cancelled and converted into the right to receive $24.50 in cash, without interest, other than (i) any shares held by AmeriCredit or any of its subsidiaries immediately prior to the effective time of the Merger, which shares will be cancelled with no consideration in exchange for such cancellation, and (ii) any shares held by shareholders who are entitled to and who properly exercise appraisal rights under Texas law;

•

each vested or unvested option to purchase shares of AmeriCredit common stock held by employees (each an “AmeriCredit Option”) outstanding at the effective time of the Merger will, as of the effective time, become fully vested and be converted into the right to receive a cash payment (less any applicable withholding) equal to (i) the product obtained by multiplying (x) the total number of shares of AmeriCredit common stock subject to such AmeriCredit Option immediately prior to the effective time of the Merger by (y) the excess, if any, of $24.50 over the exercise price per share of such AmeriCredit Option or, if less (ii) the amount that the holder of such AmeriCredit Option would otherwise be entitled to receive under the terms of the applicable AmeriCredit Option;

•

other AmeriCredit stock based awards outstanding at the effective time of the Merger (whether vested or unvested but subject to all applicable performance goals having been met) generally will, as of the effective time of the Merger, become fully vested and converted into the right to receive a cash amount of $24.50 per share (less any applicable withholding), without interest; and

•

each warrant outstanding at the effective time of the Merger will, as of the effective time, become exercisable into the right to receive a cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of AmeriCredit common stock subject to such warrant immediately prior to the effective time of the Merger by (y) the excess, if any, of $24.50 over the exercise price per share of such warrant.

The anticipated aggregate consideration to be paid by GM Holdings to consummate the Merger is approximately $3.5 billion.

The Board of Directors of AmeriCredit unanimously approved the Merger Agreement upon the recommendation of a special committee formed for the purpose of evaluating, and making a recommendation to the full Board of Directors with respect to, the Merger Agreement and the transactions contemplated thereby, including the Merger.

GM Holdings and AmeriCredit have made customary representations, warranties and covenants in the Merger Agreement, all of which expire at the effective time of the Merger. AmeriCredit may not solicit acquisition proposals or, subject to exceptions that permit AmeriCredit’s Board of Directors to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding acquisition proposals.

The Merger Agreement may be terminated under certain circumstances, including if AmeriCredit’s Board of Directors, or special committee of the Board of Directors, has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the Merger Agreement, including the no solicitation obligation referenced above. Upon the termination of the Merger Agreement, under specified circumstances AmeriCredit will be required to pay GM Holdings a termination fee of $105 million. In addition, the termination fee is payable if the Merger Agreement is terminated for other specified circumstances or expires and AmeriCredit enters into a transaction for the sale of control to another party within 12 months from the date of termination or expiration. Concurrently with the execution of the Merger Agreement, two of AmeriCredit’s significant shareholder groups entered into Shareholder Support and Voting Agreements with GM Holdings and Merger Sub (the “Voting Agreements”) and have agreed, in their capacities as AmeriCredit shareholders, to, among other things, vote their shares of AmeriCredit common stock in favor of the Merger and the Merger Agreement, subject to certain conditions. Such shares represent an aggregate of approximately 42.5% of the AmeriCredit common stock outstanding as of July 21, 2010.

The directors of Merger Sub immediately prior to the effective time of the Merger will become the directors of AmeriCredit at the effective time of the Merger. Management of AmeriCredit is expected to remain intact.

Certain affiliates of GM have entered into, from time to time, and may enter into transactions with AmeriCredit in the ordinary course of business.

The foregoing summaries of the Merger Agreement and the transactions contemplated thereby and the Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Voting Agreements, which are attached as Exhibits 2.1, 99.1 and 99.2, respectively, and incorporated herein by reference.

The Merger Agreement and the Voting Agreements have been included to provide information regarding their terms to investors and security holders. They are not intended to provide any other factual information about parties to these agreements. The representations, warranties and covenants contained in the Merger Agreement and Voting Agreements were negotiated between the parties for the principal purpose of setting forth their respective rights and obligations for purposes of the Merger Agreement or Voting Agreements, as applicable, and as of specific dates, were solely for the benefit of the parties to the Merger Agreement or Voting Agreements, as applicable, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement or Voting Agreements, as applicable. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement or Voting Agreements, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement or Voting Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GM Holdings, Merger Sub or AmeriCredit or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement or Voting Agreements, as applicable, which subsequent information may or may not be fully reflected in AmeriCredit’s public disclosures.

Important Additional Information Regarding the Merger will be filed with the Securities and Exchange Commission (the “SEC”):

In connection with the proposed Merger, AmeriCredit plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Investors and security holders and other interested parties will also be able to obtain, free of charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, AmeriCredit Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (800) 644-2297, or from AmeriCredit’s website at www.AmeriCredit.com.

AmeriCredit and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from AmeriCredit’s shareholders with respect to the Merger. Information about AmeriCredit’s directors and executive officers is set forth in AmeriCredit’s Form 10-K for the fiscal year ended June 30, 2009, filed with the SEC on August 28, 2009 (the “Annual Report”), and the proxy statement for AmeriCredit’s 2009 annual meeting of shareholders, filed with the SEC on September 16, 2009 (the “2009 Proxy Statement”). The Annual Report and 2009 Proxy Statement are available free of charge from the SEC’s website at http://www.sec.gov, and by directing a request by mail or telephone to Investor Relations, AmeriCredit Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (800) 644-2297, or from AmeriCredit’s website at www.AmeriCredit.com.

Item 8.01	Other Events.

On July 22, 2010, GM and AmeriCredit issued a joint press release announcing the entering into of the Merger Agreement. A copy of the press release is attached as Exhibit 99.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc. and AmeriCredit Corp.

99.1	Shareholder Support and Voting Agreement, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc., Fairholme Capital Management, L.L.C., Bruce R. Berkowitz and Fairholme Funds, Inc.

99.2	Shareholder Support and Voting Agreement, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc., Leucadia National Corporation, Phlcorp, Inc., Baldwin Enterprises, Inc., BEI Arch Holdings, LLC and BEI-Longhorn, LLC.

99.3	Press release, dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.

Date: July 26, 2010	By:	/S/ CHRIS A. CHOATE
	Name:	Chris A. Choate
	Title:	Executive Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc. and AmeriCredit Corp.

99.1	Shareholder Support and Voting Agreement, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc., Fairholme Capital Management, L.L.C., Bruce R. Berkowitz and Fairholme Funds, Inc.

99.2	Shareholder Support and Voting Agreement, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc., Leucadia National Corporation, Phlcorp, Inc., Baldwin Enterprises, Inc., BEI Arch Holdings, LLC and BEI-Longhorn, LLC.

99.3	Press release, dated July 22, 2010.

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